Exhibit 99.1

CIFC CORP. ANNOUNCES STRATEGIC TRANSACTION WITH GE CAPITAL’S BANK LOAN BUSINESS

NEW YORK, July 30, 2012 — CIFC Corp. (NASDAQ: DFR) (“CIFC”) announced plans to enter into a 5 year strategic relationship with GE Capital’s Bank Loan business, pursuant to which:

•	A commercial council comprised of senior members of both GE Capital and CIFC will be formed and meet regularly to assist in the exploration of business opportunities between the two firms, and to facilitate third party investment advisory referrals. Peter Gleysteen, Chief Executive Officer of CIFC, and Neeraj Mehta, a GE Officer, are slated to serve as co-chairs of the commercial council.

•	GE Capital Debt Advisors LLC, a wholly-owned indirect subsidiary of GE Capital, is exiting its third party investment advisory business, and has agreed to assign its role as manager of four “Navigator” collateralized loan obligation funds representing approximately $700 million in AUM to CIFC Asset Management LLC, a wholly-owned subsidiary of CIFC.

•	GE Capital will receive 1 million shares of CIFC common stock, warrants to purchase two million shares of a newly created class of non-voting CIFC preferred stock, and $4.88 million in cash from CIFC;

•	GE Capital has the right to appoint an executive to CIFC’s Board of Directors.

CIFC’s Peter Gleysteen said: “We are excited about this strategic alliance and specific opportunities the combination will allow us to pursue, including new investments for investors. Partnering with GE Capital also positions CIFC for unique opportunities at the intersection of GE Capital’s business as a leading corporate lender and our loan asset management platform.”

GE Capital’s Neeraj Mehta stated: “We look forward to finding complementary and mutually beneficial ways for our institutions to work together to create value and are excited to be a meaningful shareholder in CIFC.”

The transaction is expected to close in September 2012. Berkshire Capital Securities advised CIFC in the transaction.

About CIFC
CIFC, based in New York, is the largest specialized asset manager of senior secured corporate loans in the world. CIFC combines what it believes are the best underwriting, portfolio management and value maximization practices to generate attractive and consistent returns for investors. CIFC’s heritage CIFC CLO fund family has market leading performance in the U.S. managed CLO segment. The firm manages $10.3 billion across 28 CLOs as of March 31, 2012 and serves more than 200 institutional investors in North America, Europe, Asia and Australia. For more information, please CIFC’s website at www.cifc.com.

About GE Capital

GE Capital offers consumers and businesses around the globe an array of financial products and services. For more information, visit www.gecapital.com or follow company news via Twitter (@GECapital).

GE (NYSE: GE) works on things that matter. The best people and the best technologies taking on the toughest challenges. Finding solutions in energy, health and home, transportation and finance. Building, powering, moving and curing the world. Not just imagining. Doing. GE works. For more information, visit the company’s website at www.ge.com.

Certain statements in this press release are forward-looking statements, as permitted by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made, various operating assumptions and predictions as to future facts and conditions, which may be difficult to accurately make and involve the assessment of events beyond CIFC’s or GE Capital’s control. Caution must be exercised in relying on forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and neither CIFC nor GE Capital undertakes any obligation to update any forward-looking statement to reflect subsequent events, new information or circumstances arising after the date hereof.

CIFC Contacts:

Investor Inquiries:
+1 (212) 624-1200
ir@cifc.com

Media Inquiries:
Stan Neve/ Andrew Roth
+1 (212) 333-3810

GE Capital Contact:
Ned Reynolds
+1 (203) 229-5717